Exhibit 23.1 – Consent of BDO Seidman, LLP

Consent of Independent Registered Public Accounting Firm

Teletouch Communications, Inc.

Tyler, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-108946 and File No. 333-108945) of Teletouch Communications, Inc. of our report dated August 4, 2006, relating to the consolidated financial statements and schedule appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2006.

/s/ BDO Seidman, LLP

Houston, Texas

September 11, 2006